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                                                                   EXHIBIT 10.17


                                FIRST AMENDMENT
                                   AND WAIVER
                                       TO
                          LOAN AND SECURITY AGREEMENT

     This First Amendment and Waiver to Loan and Security Agreement (the "Amendment") is entered into as January 5, 1999 by and between IMPERIAL BANK ("Bank") and POINTSHARE CORPORATION ("Borrower").

                                    RECITALS
                                    --------

     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of July 15; 1998, as amended (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment and waive compliance with certain provisions thereof.

     NOW, THEREFORE, the parties agree as follows:

     1.   Waivers

     A. Bank waives Borrower's obligations to comply with Section 6.8 for the calendar month ending December 31, 1998. Bank does not waive such obligations for any other dates or any other failure by Borrower to perform its obligations under the Loan Documents. This waiver is not a continuing waiver with respect to any failure to perform any obligation after the date of this Amendment and the Bank hereby reserves all rights and remedies it may have upon such occurrence.

     B. Bank waives Borrower's obligations to comply with Section 6.10 for the calendar month ending December 31, 1998. Bank does not waive such obligations for any other dates or any other failure by Borrower to perform its obligations under the Loan Documents. This waiver is not a continuing waiver with respect to any failure to perform any obligation after the date of this Amendment and the Bank hereby reserves all rights and remedies it may have upon such occurrence.

     2.   Amendments.

       A. A new Section 5.16 is added to the Agreement as follows:

          "5.16  Year 2000 Problem. Borrower and its subsidiaries have the areas
                 -----------------
       within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a Material Adverse Effect upon its financial condition, operations or business as new conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any dates on or after December 31, 1999."

     B.   Section 6.9 is amended in full to read in as follows:

          "6.9 Borrower shall not suffer a loss for the fiscal quarter ended December 31, 1998 In excess of $1,600,000."

     C.   Section 6.11 is amended to read in full as follows:

          "6.11 Equity Infusion. Borrower shall receive not less than $5,000,000 in cash proceeds from institutional venture capital investors acceptable to Bank from the sale of its Series B capital stock on or before January 22, 1999."
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     D.   The second Section numbered 6.11, which is entitled Registration of
          Intellectual Property Rights in the Agreement is renumbered to 6.12 and the current Section 6.12 which is entitled Further Assurances is renumbered to 6.13.

     E.   A new Section 6.14 is added to the Agreement as follows:

          "6.14  Year 2000 Compliance. Borrower shall perform all acts
                 --------------------
     reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shell, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Bank may from time to require."

     3. Unless otherwise defined, all capitalized terms in this Amendment shall be defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

     4. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     6. As a condition to the effectiveness of this Amendment, Borrower shall pay Bank a fee of $250.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.


                                            POINTSHARE CORPORATION

                                            By: /s/ Christopher Dishman
                                               -------------------------------
                                            Title: VP Finance
                                                  ----------------------------



                                            IMPERIAL BANK

                                            By: /s/ J.P. Michael
                                               -------------------------------
                                            Title: Assistant Vice President
                                                  ----------------------------